UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35753 (Commission File Number)	46-0967367 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2018, Kerr-McGee Gathering, LLC (“KMG”), a wholly owned subsidiary of Western Gas Partners, LP (“WES”), and Kerr-McGee Oil & Gas Onshore LLC (“KMOG”), a wholly owned subsidiary of Anadarko Petroleum Corporation (“Anadarko”), entered into an amendment (the “Amendment”) to their Wattenberg Gas Gathering Agreement to provide gas gathering services to KMOG in an approximately 92,000-acre section of the northern DJ Basin (the “North Core”). Among other things, the Amendment provides that (i) the North Core gathering services will be performed on a fixed-fee basis, (ii) KMOG will have minimum monthly volume commitments to KMG’s gathering system, (iii) KMOG will dedicate all gas, now or hereafter owned, controlled or produced within the North Core area to KMG’s gathering system, and (iv) the Wattenberg Gas Gathering Agreement (as amended) will expire on or about December 31, 2029. KMOG can terminate the Amendment on or before February 28, 2019, and in such case will reimburse KMG for capital costs incurred through the date of termination to build out the North Core gathering system.

Western Gas Equity Partners, LP (the “Partnership”) intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment. The omitted material will be included in the request for confidential treatment. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a redacted copy of which will be attached as an exhibit to the periodic report filed by the Partnership reflecting the reporting period during which the Amendment was executed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On May 8, 2018, the board of directors of our general partner appointed Ms. Gennifer F. Kelly as Senior Vice President and Chief Operating Officer of our general partner. Ms. Kelly will also serve as Senior Vice President and Chief Operating Officer of the general partner of WES. Ms. Kelly, age 45, has served as Vice President, Midstream and Marketing for Anadarko since April 2018. From October 2017 to April 2018, she served as Director of Operations Transformation responsible for streamlining safety processes across Anadarko. From March 2016 to October 2017, she served Director of Strategic Planning, and previously served as General Manager over Anadarko’s East Texas and Louisiana operations beginning in December 2014. Ms. Kelly has more than 23 years of experience in the oil and natural gas industry, joining Kerr-McGee Corporation in 1998. She has since held a variety of positions within Anadarko, including Business Advisor for Planning and Reserves Administration in the U.S. Onshore Southern and Appalachia Region, Completions Manager for Permian Basin, East Texas and North Louisiana, and engineering positions in both the U.S. onshore and the Gulf of Mexico.

Ms. Kelly will be eligible to receive future equity awards under our and Anadarko’s compensation programs, as described under the heading “Executive Compensation — Compensation Discussion and Analysis — Elements of compensation” in our Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 16, 2017. Ms. Kelly is also eligible to participate in Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, compensation programs, and other benefits on the same basis as other eligible Anadarko employees, and WES will bear the expenses related to the portion of such benefits allocable to it. Other than as described herein, there is no arrangement or understanding between Ms. Kelly and any other person pursuant to which she was selected as an officer of our general partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

		By:	Western Gas Equity Holdings, LLC, its general partner

Dated:	May 11, 2018	By:	/s/ Benjamin M. Fink
Benjamin M. Fink President and Chief Executive Officer